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                                                                       Exhibit 5

                               FRED ELEFANT, P.A.
                        1650 PRUDENTIAL DRIVE, SUITE 105
                          JACKSONVILLE, FLORIDA  32207


                               September 18, 1998


PSS World Medical, Inc.
4345 Southpoint Boulevard
Jacksonville, Florida 32216

       Re: Registration Statement on Form S-8 - Gulf South Medical Supply, Inc. 1997 Stock Plan and Gulf South Medical Supply, Inc. 1992 Stock Plan

Ladies and Gentlemen:

       This opinion is given in connection with the filing by PSS World Medical, Inc., a Florida corporation (the "Company"), of the referenced Form S-8 Registration Statement relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,205,554 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the Company's Gulf South Medical Supply, Inc. 1997 Stock Plan and Gulf South Medical Supply, Inc. 1992 Stock Plan (the "Plans"). This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

       I have examined originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments relating to the authorization and issuance of Shares as I have deemed relevant and necessary for the opinion hereinafter expressed.

       On the basis of the foregoing, it is my opinion that the Shares to be issued pursuant to the Plans and the Registration Statement have been duly authorized by all requisite action on the part of the Company and the Shares, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued and represent the binding obligation of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Plans.

       This opinion is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement,

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may be relied upon by you and the Commission only in connection with the
Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

       I hereby consent to the filing of this opinion as an exhibit to said Registration Statement on Form S-8 and further consent to the use of my name wherever appearing in the Form S-8.

                                      Very truly yours,

                                      FRED ELEFANT, P.A.



                                      By: /s/ Fred Elefant
                                          ----------------
                                          Fred Elefant